ANNUAL REPORT
Chevy Chase Auto Receivables Trust 1997-2
$ 214,068,614 6.35% Auto Receivables Backed Certificates
For the Year Ended December 31, 1997




         PRINCIPAL    INTEREST      NET       NET        30 +      DELQ.
            DIST        DIST       LOSSES    LOSS %     DELQ.        %
        ____________ ___________ ___________ ________ ____________ _______
 Jan-97           0           0           0    0.00%            0    0.00%
 Feb-97           0           0           0    0.00%            0    0.00%
 Mar-97           0           0           0    0.00%            0    0.00%
 Apr-97           0           0           0    0.00%            0    0.00%
 May-97           0           0           0    0.00%            0    0.00%
 Jun-97           0           0           0    0.00%            0    0.00%
 Jul-97   5,401,133   1,132,780           0    0.00%    5,047,013    2.42%
 Aug-97   5,191,596   1,104,199      13,654    0.08%    9,153,881    4.50%
 Sep-97   4,954,456   1,076,727      51,519    0.31%   10,754,585    5.42%
 Oct-97   5,411,593   1,050,509     206,866    1.29%   12,535,319    6.49%
 Nov-97   6,637,674   1,021,873     723,920    4.65%   12,719,741    6.81%
 Dec-97   6,165,042     986,749   1,062,203    7.03%   12,671,052    6.99%
        ____________ ___________ ___________
 Totals  33,761,495   6,372,836   2,058,163

  ** The date represents the month of the Distribution date, the informat is from activity of the previous month.
ANNUAL REPORT
Chevy Chase Auto Receivables Trust 1997-2
$ 214,068,614 6.35% Auto Receivables Backed Certificates
For the Year Ended December 31, 1997




         PRINCIPAL    INTEREST      NET       NET        30 +      DELQ.
            DIST        DIST       LOSSES    LOSS %     DELQ.        %
        ____________ ___________ ___________ ________ ____________ _______
 Jan-97           0           0           0    0.00%            0    0.00%
 Feb-97           0           0           0    0.00%            0    0.00%
 Mar-97           0           0           0    0.00%            0    0.00%
 Apr-97           0           0           0    0.00%            0    0.00%
 May-97           0           0           0    0.00%            0    0.00%
 Jun-97           0           0           0    0.00%            0    0.00%
 Jul-97   5,401,133   1,132,780           0    0.00%    5,047,013    2.42%
 Aug-97   5,191,596   1,104,199      13,654    0.08%    9,153,881    4.50%
 Sep-97   4,954,456   1,076,727      51,519    0.31%   10,754,585    5.42%
 Oct-97   5,411,593   1,050,509     206,866    1.29%   12,535,319    6.49%
 Nov-97   6,637,674   1,021,873     723,920    4.65%   12,719,741    6.81%
 Dec-97   6,165,042     986,749   1,062,203    7.03%   12,671,052    6.99%
        ____________ ___________ ___________
 Totals  33,761,495   6,372,836   2,058,163

  ** The date represents the month of the Distribution date, the informat is from activity of the previous month.